EXHIBIT  14.1

                  CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS

As  (Name  of  Senior  Financial  Officers)  of New York Health Care, Inc.  (the
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"Company"),  I  certify  that  I  will  adhere  to  the following principles and responsibilities, as well as the Company's Code of Business Conduct and Ethics and other legal and compliance policies and procedures:

     Avoid actual or apparent conflicts of interest involving personal and professional relationships that would compromise independence;

     Prepare and maintain books, records, and accounts, which, in reasonable detail, accurately, timely, and fairly reflect the transactions and dispositions of assets of the Company;

     Provide auditors, other officials and constituents of the Company information that is full, fair, accurate, complete, objective, timely and understandable;

     Comply, as applicable, with rules and regulations of all U.S. and non-U.S. governmental entities, as well as other private and public regulatory agencies to which the Company is subject;

     Act at all times with honesty and integrity, in good faith, responsibly, with due care, competence and diligence, and without any misrepresentation of material facts;

     Act objectively, without allowing my independent judgment to be subordinated;

     Respect the confidentiality of Company information, except when authorized or otherwise required to make any disclosure, and avoid the use of any Company information for personal advantage;

     Share my knowledge and skills with others to improve the Company's communications to its constituents;

     Promote ethical behavior among employees under my supervision at the Company;

     Will not fraudulently influence, coerce, manipulate, or mislead the auditor of the Company's financial statements for the purpose of rendering the Company's financial statements misleading;

     Achieve responsible use of and control over all assets and resources of the Company entrusted to me;

     Provide prompt internal reporting of any known violations of this Code as well as the Company's Code of Business Conduct and Ethics; and assure that internal account policies, procedures, and controls are in place that, when followed, result in accurate, timely, and fairly recorded transactions of the Company.

Employee:



Printed  Name:
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Date:
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